UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2015

Lightwave Logic, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-52567	82-049-7368
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1831 Lefthand Circle, Suite C, Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 340-4949

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Item 3.02 below.

Item 3.02 Unregistered Sales of Equity Securities.

On December 30, 2015 (the “Closing Date”), Lightwave Logic, Inc., a Nevada corporation (the “Company”) completed a Regulation D Rule 506 private placement offering solely to accredited investors of units, with each unit consisting of 82,866 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) and a warrant (each, a “Warrant”) to purchase 82,866 shares of Common Stock at $0.80 per share (each, a “Unit”), for $50,000 per Unit, or approximately $0.60 per share of Common Stock. The Company also simultaneously completed a Regulation S private placement offering of Units having the same terms as the Regulation D offering. In total, the Company sold 50 Units for total proceeds to the Company in the offering equal to $2,500,000.  Immediately prior to the commencement of the offering, the Company had 61,253,780 shares issued and outstanding, and after the issuance of 4,143,300 shares in the aggregate pursuant to the offering, or 6.76% of the total issued and outstanding immediately prior to the commencement of such offering, the Company has 65,231,348 shares issued and outstanding as of the date of this Report. The Company sold 4,143,300 Warrants in the offering, which, for the avoidance of any doubt, were a part of the Units sold.

In connection with the offering, each investor executed a subscription agreement in the forms of Exhibit 10.1 and Exhibit 10.2, attached hereto, as applicable.  The subscription agreements contain registration rights whereby the Company shall, within sixty (60) calendar days from the Closing Date, register the Common Stock and the shares of Common Stock underlying the Warrants by filing a registration statement with the Securities and Exchange Commission.  The Warrants shall expire on the fifth (5th) anniversary of the date of subscription, and the forms of Warrant are attached hereto as Exhibit 10.3 and Exhibit 10.4.  The offering was made directly by the Company and no underwriter or placement agent was engaged by the Company.  The Company expects to use 60% of the proceeds from the offering for research and development and 40% for working capital purposes.

The foregoing descriptions of the offering does not purport to be complete, and is qualified in its entirety by reference to the forms of subscription agreement attached hereto as Exhibit 10.1 and Exhibit 10.2, and the forms of Warrant attached hereto as Exhibit 10.3 and Exhibit 10.4, each of which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(a)

 Not applicable.

(b)

 Not applicable.

(c)

 Not applicable.

(d)

 Exhibits:

EXHIBIT NO.	DESCRIPTION	LOCATION
10.1	Form of Regulation D Subscription Agreement	Provided herewith
10.2	Form of Regulation S Subscription Agreement	Provided herewith
10.3	Form of Regulation D Warrant	Provided herewith
10.4	Form of Regulation S Warrant	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 31, 2015

LIGHTWAVE LOGIC, INC.

By:	/s/ James S. Marcelli
Name:	James S. Marcelli
Title:	President and Chief Operating Officer